UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1154 Shenandoah Village Drive, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Named Executive Officer

On March 13, 2014, the Company announced that Conrad J. Hunter is retiring from his position as Executive Vice President and Chief Operating Officer of the Company. In connection with his retirement, the Company has entered into an agreement with Mr. Hunter. The agreement provides that Mr. Hunter will receive certain benefits upon his retirement, including the following: (i) payments in an amount equal to 40% of his base salary payable in at-least monthly installments for a period of 18 months; (ii) non-compete payments in an amount equal to 60% of his base salary payable in at-least monthly installments for a period of 18 months; (iii) a lump sum payment equal to one and one-half times his target incentive payment (60% of his base salary) under the Company’s annual incentive plan; (iv) continued participation in certain of the Company’s employee benefit plans for the time period set forth in the agreement; (v) accelerated vesting of stock options that otherwise would have become vested before April 30, 2015 had he remained employed with the Company; (vi) accelerated vesting of restricted stock (other than restricted stock granted in calendar year 2013) and accelerated vesting of restricted stock granted in calendar year 2013 with respect to two thirds of the underlying shares of common stock; and (vii) accelerated vesting of performance stock units with respect to 8,362 of the underlying shares of common stock. The agreement restricts Mr. Hunter from competing, directly or indirectly, with the Company or soliciting Company employees for a period of 24 months. Pursuant to the agreement, Mr. Hunter accepted these benefits as a final accord and satisfaction of all payments due to him by the Company relating to his employment, including, without limitation, any amounts due to him under the terms of his Employment Agreement, dated December 7, 2010, as amended.

Retirement of Director

Timothy G. Biltz has informed the Company’s Board of Directors that he will not be standing for re-election as a director at the Company’s 2014 Annual Meeting of Stockholders. There are no disputes or disagreements between Mr. Biltz and the Company.

Compensatory Arrangements of Certain Officers

On March 14, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of NTELOS Holdings Corp. (the “Company”) took the following actions relating to executive compensation:

2013 Team Incentive Plan (“TIP”) Payments

After reviewing the Company’s consolidated financial results for 2013 and considering the Company’s 2013 targets under the Company’s 2013 Team Incentive Plan, as described in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders, and reviewing each executive’s achievement of individual performance goals, the Committee certified and approved final incentive payments to the Company’s named executive officers. Based upon such review, the Committee authorized the following payments to the named executive officers in the amounts set forth in the table below (which are in addition to the partial payments that were certified and approved on December 27, 2013 and disclosed in the Company’s Current Report on Form 8-K filed on January 3, 2014).

Name	Office	Final TIP Payout

James A. Hyde	President and Chief Executive Officer	$349,889

Stebbins B. Chandor Jr.	EVP, Chief Financial Officer and Treasurer	$116,894

Conrad J. Hunter	EVP and Chief Operating Officer	$93,534

Brian J. O’Neil	EVP, General Counsel and Secretary	$99,654

Robert L. McAvoy Jr.	EVP, Chief Technology Officer	$84,173

2013 Performance Stock Units (“PSUs”) – Year 1 Operating Goal Achievement

After considering the annual operating goal for 2013 related to profitable retail growth rate for the Company’s PSUs granted in 2013, as more fully described in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders, the Committee certified and approved achievement for that portion of the 2013 PSUs for each of the Company’s named executive officers, as follows:

Name	Office	2013 PSUs – Year 1 Operating Goal Achievement (PSUs #)

James A. Hyde	President and Chief Executive Officer	3,604

Stebbins B. Chandor Jr.	EVP, Chief Financial Officer and Treasurer	1,209

Conrad J. Hunter	EVP and Chief Operating Officer	1,240

Brian J. O’Neil	EVP, General Counsel and Secretary	1,031

Robert L. McAvoy Jr.	EVP, Chief Technology Officer	653

2014 Base Salaries

After considering a competitive market review of base salaries for corresponding positions and reviewing each executive’s performance and responsibility levels, the Committee made no changes to the annual base salary of the Company’s executive officers. The annual base salary approved by the Committee for each of the named executive officers is set forth in the table below.

Name	Office	Annual Base Salary

James A. Hyde	President and Chief Executive Officer	$675,000

Stebbins B. Chandor Jr.	EVP, Chief Financial Officer and Treasurer	$362,457

Brian J. O’Neil	EVP, General Counsel and Secretary	$309,000

Robert L. McAvoy Jr.	EVP, Chief Technology Officer	$280,000

2014 Team Incentive Plan

After considering a competitive market review of cash incentive payments as a percentage of base salary, the Committee approved the 2014 Team Incentive Plan for our named executive officers (the “2014 Plan”). The 2014 Plan establishes the performance measures for fiscal 2014 incentive payouts for the Company’s executive officers, including its named executive officers. Under the 2014 Plan, Mr. Hyde’s target individual payout percentage is 100% of his annual base salary and Messrs. Chandor, O’Neil and McAvoy each have a target individual payout percentage of 60% of their respective annual base salary.

The 2014 Plan incentive payouts are tied to the achievement of Company’s performance goals (“Plan Goals”) in 2014 in the areas of Revenues (30% weighting); Subscribers (30% weighting) and Adjusted EBITDA (as defined in the 2014 Plan) (40% weighting). The incentive payouts may be increased to a maximum of 200% of the target payout upon maximum achievement of each Plan Goal and decreased to a minimum of zero upon achievement below the minimum required payout level for each Plan Goal.

The 2014 Plan provides for an individual incentive award that is equal to the product of (i) the target percentage of the individual’s eligible base salary, (ii) an individual payout percentage up to a maximum percentage provided for in the 2014 Plan (as finally determined based on achievement of individual performance objectives) and (iii) the weighted company performance percentage, subject to a maximum incentive payout tied to the Company’s performance in 2014 on Plan Goals. The final incentive amounts paid, if any, shall be determined and certified by the Compensation Committee based on the achievement of the Company performance measures and the individual performance factors.

2014 Equity Award Grants

After considering a competitive market review of long-term incentives for its executive officers, the Committee approved the following equity award grants under the Company’s 2010 Equity and Cash Incentive Plan for the following named executive officers:

Options

Options to purchase shares of common stock of the Company were granted on March 14, 2014, each having an exercise price of $12.93 per share, vesting 25% per year on each of March 13, 2015, March 14, 2016, March 14, 2017 and March 14, 2018 (based on continued employment) and expiring on March 15, 2024, to the following named executive officers and with respect to the number of shares set forth in the table below.

Name	Office	Number of Options

James A. Hyde	President and Chief Executive Officer	171,230

Stebbins B. Chandor Jr.	EVP, Chief Financial Officer and Treasurer	57,466

Brian J. O’Neil	EVP, General Counsel and Secretary	48,991

Robert L. McAvoy Jr.	EVP, Chief Technology Officer	44,393

Restricted Stock

Shares of restricted stock were granted on March 14, 2014, all vesting on March 14, 2017 (based on continued employment), to the following named executive officers and with respect to the number of shares set forth in the table below.

Name	Office	Number of Shares Restricted Stock

James A. Hyde	President and Chief Executive Officer	34,554

Stebbins B. Chandor Jr.	EVP, Chief Financial Officer and Treasurer	11,596

Brian J. O’Neil	EVP, General Counsel and Secretary	9,886

Robert L. McAvoy Jr.	EVP, Chief Technology Officer	8,958

Performance Stock Unit Awards

Performance stock units (“PSUs”) were granted on March 14, 2014 to the following named executive officers and with respect to the target number of shares set forth in the table below.

Name	Office	Target Number of Underlying Shares

James A. Hyde	President and Chief Executive Officer	34,554

Stebbins B. Chandor Jr.	EVP, Chief Financial Officer and Treasurer	11,596

Brian J. O’Neil	EVP, General Counsel and Secretary	9,886

Robert L. McAvoy Jr.	EVP, Chief Technology Officer	8,958

The PSUs will become payable upon the Company’s achievement of certain performance goals (collectively, “Performance Goals”) during certain performance periods. A three-year performance period beginning on January 1, 2014 and ending on December 31, 2016 relates to the cumulative total stockholder return (“TSR Performance Goal”). Cumulative total stockholder return will equal the percentage increase in the price of a share of common stock, assuming all dividends (paid in cash or other property) are reinvested at the current market price, between January 1, 2014 and December 31, 2016. The TSR Performance Goal applies to seventy-five percent (75%) of the target number of PSUs. Three separate one-year performance periods, each beginning on January 1st and ending on December 31st of each of the calendar years 2014, 2015 and 2016, respectively, will be measured for attainment of performance goals set by the Committee within the first ninety (90) days of each such year (“Annual Operating Goals”). The Annual Operating Goals apply to twenty-five percent (25%) of the target number of PSUs (one third of the target twenty-five percent (25%) for each calendar year). The Committee has set the Annual Operating Goal for calendar year 2014 as a profitable retail growth metric (defined generally as the growth in total subscriber revenue minus costs associated with adding new subscribers). The number of PSUs that may be earned may be increased to a maximum number of 200% of the target number of PSUs set forth above upon maximum achievement of each of the Performance Goals and decreased to a minimum number of zero upon achievement below the minimum required level of each of the Performance Goals. Performance and percentages that fall between the maximum number of PSUs, the target number of PSUs and the threshold number (zero) of PSUs shall be determined using linear interpolation.

Each PSU represents the contingent right to receive one share (or more based on maximum achievement) of the Company’s common stock if vesting is satisfied. The PSUs have no voting rights. Dividends, if any, that would have been paid on the underlying shares will be paid on PSUs that vest, on or after the vesting date. Vesting of the TSR Performance Goal component will be determined by the Committee following the end of the performance period related thereto. Vesting of the Annual Operating Goals component will be determined by the Committee after the conclusion of each respective performance period. Any portion of PSUs that do not vest due to performance below the minimum required level for vesting will be forfeited. Other than in connection with certain specified terminations, the named executive officer must also continue to be employed by the Company or its affiliates on December 31, 2016 to vest in the PSUs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 18, 2014

NTELOS HOLDINGS CORP.

By:	/s/ Brian J. O’Neil
Brian J. O’Neil
Executive Vice President, General Counsel and
Secretary